UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2012

COLORADO GOLDFIELDS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51718	20-0716175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207
Lakewood, CO 80226
(Address of Principal Executive Offices)

(303) 984-5324
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.03 Amendment to articles of incorporation or bylaws; Change in fiscal year

On August 20, 2012, Colorado Goldfields Inc., a Nevada corporation (the “Company”), filed a Certificate of Change under Section 78.209 of the Nevada Revised Statutes (“NRS”), with regard to a reverse split of its issued and outstanding Class A common stock, par value $0.001 per share (“Class A Stock”), and the proportional decrease of its authorized shares of Class A Stock at a ratio of 1 share for-each 5,000 shares (the “Reverse Split”), pursuant to NRS Section 78.207.  The Certificate of Change, a copy of which is attached hereto as Exhibit 5.1 specified an effective date of August 31, 2012 (the “Effective Date”), in anticipation of the Company receiving the clearance for the change from the Financial Institution Regulatory Authority (“FINRA”) effective as of that date.  The Company has filed documents with FINRA and otherwise taken steps to effect the Reverse Split as of this date.  Under applicable requirements, it is necessary that FINRA announce the effective date, which could be a date other than August 31, 2012. As a result of this corporate action, the present total number of issued and outstanding shares of Class A Stock (if there are no further issuances of Class A Stock before the Effective Date) will be decreased from approximately 28,239,942,811 shares to approximately 5,647,989 (the foregoing number divided by 5,000), which will increase by a very minor number due to rounding of fractional shares up to the a whole share, as permitted under NRS Section 78.205, and the Company’s authorized shares of Class A Stock will be decreased concurrently from 35,000,000,000 to 7,000,000 shares.

The Reverse Split will be consummated through a demand exchange, under which physical stock certificates for the appropriate post-Reverse Split number of shares of Class A Stock will be issued upon the surrender of the pre-Reverse Split stock certificates.  Appropriate arrangements will be made for shares of Class A Stock held in book-entry form through a nominee and for shares as to which the physical stock certificates are held by the respective beneficial holders.  The exchange will be administered by the Company’s transfer agent, Corporate Stock Transfer, Inc., and notices will be sent to holders of record on the record date, which will be the day before the Effective Date.

There has been no adjustment to the par value of the Class A Stock and no changes have been made to the Company’s Class B common stock as a result of this corporate action.  The Reverse Split was authorized under NRS Section 78.207 through duly adopted resolutions of the Company’s board of directors.  No approval by the holders of the Class A Stock is required under this statutory provision for a reverse stock split of this nature, which includes a reduction in the total number of shares of Class A Stock authorized in the same proportion as the reduction of the number of Class A shares issued and outstanding.  The Certificate of Change, filed with the Nevada Secretary of State, to effect the Reverse Split, provides for the Effective Date of August 31, 2012; therefore, making the Record Date August 30, 2012.  This date has been determined in anticipation that FINRA will announce the effectiveness of the Reverse Split as of this date.  However, if FINRA announces a later Effective Date, the Company is prepared to take any actions that may be necessary to comply with that determination.  As a result of the reverse stock split, on the Effective Date, a “D” will be appended to the Company’s stock symbol which shall remain for 20 business days (including the Effective Date).

Item 9.01 Financial statements and exhibits

(d) Exhibits:

Exhibit No.	Item	Location
Exhibit 3.1	Certificate of Change Pursuant to Section 78.209, filed with the Nevada Secretary of State	Provided herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: August 21, 2012	By:	/s/ Lee R. Rice
Lee R. Rice
President & Chief Executive Officer